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                          RJR Nabisco Holdings Corp.

               (Name of Registrant as Specified In Its Charter)

                          RJR Nabisco Holdings Corp.

                  (Name of Person(s) Filing Proxy Statement)

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                                 LeBow . . .

                 In 1985, Bennett LeBow acquired MAI Systems.

                   In 1986, LeBow acquired Liggett & Myers.

                      In 1987, he acquired Western Union.

                                ... LeBankrupt.

            In 1992, Western Union, renamed New Valley Corporation,
                       filed for Chapter 11 bankruptcy.

                 In 1993, MAI filed for Chapter 11 bankruptcy.


That same year, Liggett - by then known as Brooke Group - admitted that it might have to seek protection from creditors in U.S. Bankruptcy Court.


All the while, LeBow enriched himself, at one point forcing shareholders to take him to court to recover $16 million in loans and $6.25 million in preferred dividends that LeBow had paid to himself.


                                ANY QUESTIONS?

For RJR Nabisco shareholders, the question is simple: Now that LeBow has cost the tobacco industry more than $10 billion in stock price value through his recent "settlement" pact with plaintiffs' attorneys, will RJR Nabisco become the latest chapter in his history of irresponsible self-dealing?

          Vote your proxy for the Board of Directors of RJR Nabisco.

                           You can't afford not to.

                               RJR Nabisco logo

Vote your WHITE proxy today. If you have any questions or need assistance in voting your WHITE proxy, please call:

         MACKENZIE
         PARTNERS, INC.                D.F. KING & CO., INC.

Toll-Free 800-322-2885                 Toll-Free 800-290-6430